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                                                                    Exhibit 99.1
Company Press Release
8x8, Inc. Issues $7.5 Million Subordinated
Convertible Debentures

SANTA CLARA, Calif. - (BUSINESS WIRE) - December 17, 1999 - 8x8, Inc. (Nasdaq:
EGHT - news), a leading supplier of multimedia communications technology and systems, announced today it has completed a $7.5 million private placement of subordinated Series A and B convertible debentures with funds managed by an institutional investor.

Robertson Stephens served as placement agent to the Company for this transaction.

"This financing significantly strengthens 8x8's cash position," said Dr. Paul Voois, chairman and CEO of 8x8. "We intend to invest the proceeds principally in the development and marketing of 8x8's IP Telephony product line, in particular our Hosted iPBX solution for service providers. This solution allows competitive local exchange carriers and Internet service providers to provide outsourced business telephony services to their small and medium-sized business customers."

The debentures have a term of three years and carry an interest rate of 4 percent per annum, which may be paid in cash or common stock. The Series A debenture is convertible into 8x8's common stock at a conversion price equal to
117.5 percent of the average closing bid price of 8x8's common stock for the five trading days starting February 1, 2000, but in no case will the conversion price be higher than $7.05 or lower than $4.00. The conversion price of the Series B debenture will be 117.5 percent of the average closing bid price of 8x8's common stock for the five trading days starting March 8, 2000. The Company has the option to redeem the Series B debenture at par in the event that the Series B conversion price is lower than the Series A conversion price divided by 1.175.

For each of the Series A and Series B debentures, the investor shall receive a three-year warrant to purchase common shares of 8x8 equal in number to the amount of the corresponding debenture divided by the conversion price of the debenture. The exercise price of each warrant will equal the conversion price of the corresponding debenture. Should the Company choose to redeem the Series B debenture, then no corresponding warrant will be issued.

Under the Securities Act of 1933, as amended, 8x8 has agreed to register the resale of the common stock issuable upon conversion of the notes and the exercise of the warrants. The company is obligated to file a registration statement covering such shares within 95 days after the closing and will use its best efforts to have the registration statement declared effective within 150 days after closing.

About 8x8

8x8 is a leading manufacturer of digital telecommunications technology, including IP telephony


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gateways, software and semiconductors. By leveraging its technology expertise in audio and video compression and communication protocols, the Company is providing systems and software to network and telecommunications equipment providers, Internet service providers and local exchange carriers. For more information, visit our Web site at http://www.8x8.com.

This press release contains forward looking statements. 8x8's actual results could differ materially from those discussed, implied or forecasted in the forward looking statements due to factors including in particular: the uncertainty of future profitability, the lack of assurance of future license revenues, potential fluctuations in future operating results, uncertainty surrounding the market acceptance of the Company's new and existing IP communications and monitoring products, dependence on key customers, need for additional capital, current and potential competition, and other risks detailed from time to time in 8x8's Securities and Exchange Commission filings, including its Report on Form 10-Q for the quarter ended September 30, 1999. 8x8 assumes no obligation to revise or update any forward looking statements contained in this press release.

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Contact:

      David Stoll             Lauren Felice/Wendi Green
      8x8, Inc.               Ruder Finn
      (408) 654-0843          (212) 583-6370/(212) 593-6374
      dstoll@8x8.com          felicel@ruderfinn.com
                              greenw@ruderfinn.com

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